UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: July 27, 2011

(Date of earliest event reported)

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28925 Fountain Parkway, Solon, Ohio		44139
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (440) 519-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of Material Definitive Agreement.

On August 1, 2011, Agilysys, Inc. (the “Company”) terminated its Loan and Security Agreement among the Company, and certain of its subsidiaries, and Bank of America, N.A., dated May 5, 2009 (“Credit Facility”). The Credit Facility provided $50 million (permitting an increase to $75 million by a $25 million “accordion provision”) of credit for borrowings and letters of credit and was due to mature on May 5, 2012. As of March 31, 2011, the Company had no amounts outstanding under the Credit Facility, and the Company will owe no penalties for early termination. As a result of the proceeds the Company received from the sale of its Technology Solutions Group business segment (“TSG”), the Company determined that it no longer required the liquidity provided by the Credit Facility.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 28, 2011, the Company’s shareholders approved the sale of TSG. On August 1, 2011, the Company completed its sale of TSG to OnX Acquisition LLC and OnX Enterprise Solutions Limited (with OnX Acquisition LLC, “OnX”) for a purchase price of $64 million, subject to a possible downward adjustment based on final working capital. The sale was completed in accordance with that certain stock and asset purchase agreement among the Company, Agilysys Technology Solutions Group, LLC, and OnX, dated May 28, 2011.

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2011, the Company agreed to sell to OnX all of the outstanding stock or equity of (i) Agilysys Technology Solutions Group, LLC, (ii) Agilysys Canada, Inc., and (iii) Agilysys Europe Technology Solutions Limited, and Agilysys Technology Solutions Group, LLC sold certain of its intangible assets to OnX Enterprise Solutions Limited.

Reference is made to the news release attached hereto and incorporated herein as Exhibit 99.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal Year 2012 Target Annual Incentives

The Compensation Committee of the Company’s Board of Directors approved fiscal year 2012 target annual incentives for the following named executive officers of the Company:

Name	Title	Target Annual Incentive
Henry R. Bond	Senior VP and CFO	$150,000
Tina Stehle	Senior VP and COO	$141,250
Kathleen A. Weigand	General Counsel, Secretary and Senior VP-HR	$160,000

For Mr. Bond and Ms. Weigand, as corporate management, the achievement of target revenue, gross profit, cash/EBITDA and individual objectives entitles each named executive officer to receive a target annual incentive cash payment. For Ms. Stehle, as a business segment head, receipt of a target annual incentive cash payment is based on the achievement of target business segment revenue, gross profit and cash operating expenditures, corporate cash/EBITDA and individual objectives. For revenue goals, to receive a threshold payout of 1% of the target incentive, achievement of at least 87.51% of the performance measure is required, and to receive a maximum payout of 250%, achievement of 118.75% of the performance measure is required. For gross profit goals, to receive a threshold payout of 25% of the target incentive, achievement above 80.1% of the performance measure is required, and to receive a maximum payout of 250%, achievement of 115% of the performance measure is required. For cash/EBITDA goals, to receive a threshold payout of 50% of the target incentive, achievement of 80% of the performance measure is required, and to receive a maximum payout of 250%, achievement of 150% of the performance measure is required.

Fiscal Year 2012 Long-Term Incentives

The Compensation Committee also approved fiscal year 2012 long-term incentive awards (“LTIs”) for the Company’s named executive officers, as follows:

Name	Value of Equity Grant
Henry R. Bond	$216,500
Tina Stehle	$180,000
Kathleen A. Weigand	$220,000

The LTIs consist of 50% stock-settled stock appreciation rights (“SSARs”) and 50% restricted shares, based on the values set forth above (“Value”), and will be granted under the Company’s 2011 Stock Incentive Plan (the “2011 Plan”). To comply with the Company’s policy of not granting equity during a closed trading window period, the grant date will be the day that is two business days after the release of the Company’s quarterly earnings for the fiscal year first quarter. The number of SSARs and restricted shares granted to each named executive officer will be determined by dividing the respective Value by the fair market value of the Company’s common shares on the grant date, and the exercise price for the SSARs will be equal to the fair market value of Company’s common shares on the grant date, such SSARs and restricted shares to vest ratably over a three-year period, one-third per year on each of March 31, 2012, 2013 and 2014, pursuant to an award agreement, provided such executive officer remains employed by the Company. The number of SSARs and restricted shares granted on the grant date will be disclosed on a Form 4 filed with the SEC for each named executive officer within two business days of the grant date.

Appointment of Chief Operating Officer

On July 28, 2011, the Board appointed Tina Stehle, age 54, as Senior Vice President and Chief Operating Officer of the Company. Ms. Stehle has served as Senior Vice President and General Manager of the Company’s Hospitality Solutions Group from July 2007 to November 2008 and Vice President and General Manager of the Hospitality Solutions Group from August 2006 to July 2007. She served as Vice President of Software Services from February 2004 to August 2006.

Officer Separation

On August 1, 2011, Anthony Mellina, Senior Vice President and General Manager, separated from the Company.

Termination of Incentive Plans

On July 28, 2011, in consideration of the approval of the 2011 Plan, the Board terminated the 2006 Stock Incentive Plan, as amended, and the 2000 Stock Incentive Plan, as amended (the “Prior Plans”). As such, no new awards will be granted under the Prior Plans, and awards previously granted under the Prior Plans will be settled pursuant to and in accordance with the terms of the respective Prior Plan under which each award was granted.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Attached hereto as Exhibit 3(ii) is the Company’s Amended Code of Regulations (“Regulations”), approved by the shareholders of the Company at the Annual Meeting of Shareholders, which provides under Article II, Section 1, that the number of Directors in each class may be fixed or changed by the Board of Directors of the Company; provided, however, that the total number of Directors shall not be less than three or more than nine members. Under authority granted by the shareholders, the Board of Directors amended the Regulations to delete reference in the Regulations to the current number of Directors, and as such, the following sentence is deleted: “Unless and until otherwise so fixed or changed, there shall be four (4) Class A Directors and three (3) Class B Directors.” Upon the resignations of Messrs. Commes, Knicely and Ellis from the Board, the Board authorized that the size of the Board shall consist of six Directors, with each class consisting of three Directors each serving a two-year term.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Agilysys, Inc. was held on July 28, 2011. The following matters were voted upon:

1.	The sale of the Company’s Technology Solutions Group business segment to OnX Acquisition LLC and OnX Enterprise Solutions Limited was authorized. The vote results for Proposal 1 were as follows:

For	Against	Abstain	Broker Non-Votes
17,645,458	51,393	19,423	2,335,233

2.	The amendment to the Company’s Amended Code of Regulations (“Regulations”) to reduce the required number of Directors to a minimum of three and maximum of nine was approved. The vote results for Proposal 2 were as follows:

For	Against	Abstain
18,805,478	1,085,548	160,481

3.	The amendment to the Regulations to reduce the number of Board classes from three to two was approved. The vote results for Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Votes
17,456,221	156,161	103,892	2,335,233

Additionally, a majority of disinterested shares approved amending the Regulations to reduce the number of Board classes from three to two, as follows:

For	Against	Abstain	Broker Non-Votes
9,898,599	156,161	103,892	2,335,233

4.	As both Proposals 2 and 3 were approved, one Director was elected to serve a two-year term expiring at the 2013 Annual Meeting of Shareholders. The vote results for Proposal 4 were as follows:

	For	Withheld	Broker Non-Votes
R. Andrew Cueva	16,557,414	1,158,860	2,335,233

5.	As both Proposals 2 and 3 were approved, Proposal 4 was voted upon and Proposal 5 was not voted upon.

6.	The amendment to the Company’s Amended Articles of Incorporation to delete Article that states that amendments to the Regulations may only be authorized by shareholders was approved. The vote results for Proposal 6 were as follows:

For	Against	Abstain
18,476,286	1,543,969	31,252

7.	The amendment to the Regulations to authorize the Board to amend the Regulations to the extent permitted by Ohio General Corporation Law was approved. The vote results for Proposal 7 were as follows:

For	Against	Abstain
18,482,724	1,510,983	57,800

8.	The Company’s executive compensation for its named executive officers was approved. The vote results for Proposal 8 were as follows:

For	Against	Abstain	Broker Non-Votes
16,290,778	1,316,040	109,456	2,335,233

9.	A one-year (annual) frequency was selected as the frequency for future advisory votes on executive compensation. The vote results for Proposal 9 were as follows:

One-year	Two-years	Three-years	Abstain	Broker Non-Votes
15,789,622	271,220	1,597,812	57,620	2,335,233

10.	The Agilysys, Inc. 2011 Stock Incentive Plan was approved. The vote results for Proposal 10 were as follows:

For	Against	Abstain	Broker Non-Votes
16,615,003	1,024,662	76,609	2,335,233

11.	The Agilysys, Inc. Annual Incentive Plan was approved. The vote results for Proposal 11 were as follows:

For	Against	Abstain	Broker Non-Votes
17,226,773	143,401	346,100	2,335,233

12.	The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012 was ratified. The vote results for Proposal 12 were as follows:

For	Against	Abstain
19,586,086	202,037	263,384

No proposal to adjourn or postpone the Annual Meeting was brought to vote, and no other business was before the Annual Meeting.

Item 8.01	Other Events.

On August 1, 2011, the Company announced its plans to commence a repurchase program. The Board approved the repurchase of up to 1,600,000 common shares of the Company. Unless renewed, the share repurchase program will expire on March 31, 2012.

Reference is made to the news release attached hereto and incorporated herein as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3(ii) – Amended Code of Regulation of Agilysys, Inc.

Exhibit 99 – News Release dated August 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.

By:	/s/ Kathleen A. Weigand
Kathleen A. Weigand
General Counsel, Secretary and Senior Vice President – Human Resources

Date: August 1, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3(ii)	Amended Code of Regulation of Agilysys, Inc.

99	News Release dated August 1, 2011.